Exhibit 99

For additional information, please contact:  Mr. Charles R. Ofner
                                     (713) 496-5000

   February 1, 1994, Houston, Texas....Reading & Bates

Corporation(RB-NYSE) announced today that its wholly

owned subsidiary, Reading & Bates Drilling Co., has received

ISO 9001 certification of its Quality Management System by

A.B.S. Quality Evaluations.

   The Chairman of the Board of Reading & Bates Corporation,

Paul B. Loyd, Jr., stated securing this certification

represents a significant milestone in advancing the Company's commitment to providing its clients with ever improving

quality drilling services, operational excellence and

innovative technology.

   Reading & Bates is a New York Stock Exchange listed

company, engaging in offshore drilling throughout the world.

Its wholly owned subsidiary, Reading & Bates Development Co.,

provides technical, construction and project management

services to the upstream offshore oil and gas industry

worldwide.